EXHIBIT 1.1

                           Commonwealth of The Bahamas
                    The International Business Companies Act
                                 (No. 2 of 1990)

                           Certificate of Continuation
                                                   (Sections 11, 02, 03, 05, 06)

No. 43,127                     WORLD WIDE LIMITED

      I, SHANE MILLER DEPUTY, Registrar General of the Commonwealth of The Bahamas Do Hereby Certify pursuant to the Inter- national Business Companies Act (No. 2 of 1990) that all requirements of the said Act in respect of continuation have been satisfied, and that

                               WORLD WIDE LIMITED

is deemed to be incorporated in the Commonwealth of The Bahamas as an Inter-national Business Company. THIS 18th DAY OF APRIL, 1996.

                                                             Given under my hand
                                                           and seal at Nassau in
                                                             the Commonwealth of
                                                                     The Bahamas

                                                    ----------------------------
                                                      Deputy   Registrar General